Exhibit 99.1

NEWS RELEASE

Contacts:	Falcon Minerals:
Jeffrey F. Brotman
jbrotman@falconminerals.com
(215) 832-4161

FALCON MINERALS CORPORATION REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

●	Third quarter 2018 annualized cash dividend of $0.90

●	Consolidated net income of $12.7 million for the third quarter 2018

●	Third quarter 2018 Adjusted EBITDA margin of 90%

●	Third quarter 2018 adjusted net production of approximately 6,100 boe/d

●	Reaffirming previously provided 2019 forecast

●	Currently 177 Eagle Ford shale line-of-site wells across acreage position, and 46 wells turned in line during the third quarter

●	Third quarter 2018 realized oil price of $74.43 per barrel, generated primarily from LLS pricing, which is currently $70 per barrel

●	Falcon to host third quarter 2018 conference call at 9AM ET on Friday, November 9th

PHILADELPHIA, PA – November 8, 2018 – Falcon Minerals Corporation (“Falcon” or the “Company”) (NASDAQ: FLMN, FLMNW) today announced earnings results for the quarter ended September 30, 2018.

“We are very pleased to report our first period of operations at Falcon Minerals”, stated Daniel C. Herz, Chief Executive Officer and President of Falcon. “Our business is generating substantial cash flow with no capex requirements at a 90% margin, namely from our royalty interests in the highly-productive, oil-rich Eagle Ford Shale. Falcon’s assets are well-supported by world class operators who are substantially increasing their activity on our Eagle Ford mineral acreage. During the quarter, we realized robust oil prices of $74/bbl, and ample takeaway capacity has maintained the premium in the Eagle Ford from LLS-based oil prices we receive. We believe Falcon is strategically positioned to acquire additional royalty assets in the Eagle Ford, where the fragmented market presents a tremendous opportunity to build upon our existing high-quality asset base. Given all of the activity across our position in the Eagle Ford Shale, we are even more excited than just ten weeks ago at the launch of our business.”

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Financial and Operating Results

The Company began trading publicly as Falcon Minerals upon closing the combination of Osprey Energy Acquisition Corp., Falcon’s predecessor entity, and Royal Resources L.P., an entity owned by funds managed by Blackstone Energy Partners, on August 23, 2018. The financial and operating information provided in this release reflects the full results of the three months ended September 30, 2018 for comparative purposes.

Earnings Results

●	On a GAAP basis, consolidated net income was $12.7 million, or $0.06 per basic share, for the third quarter 2018. Falcon generated royalty revenue of $23.8 million for the third quarter 2018.

●	The Company reported Adjusted EBITDA (as defined and reconciled below) of $21.3 million(1) for the third quarter 2018, resulting in Adjusted EBITDA margin of approximately 90% for the current period. Cash operating costs for the third quarter 2018 were $5.96 per barrel of oil equivalent (“boe”).

●	Based upon current drilling activity on its Eagle Ford positions, the Company reaffirms its previously provided 2019 forecast. The Company notes that if no wells on its Hooks Ranch minerals position are connected in 2019, Falcon still expects to generate over $1.05 of cash available for dividends per share for the full year 2019.

Q3 2018 Production

●	The Company recognizes royalty revenue and related expenses based on actual production reported from its producers, which may not be received for 30-90 days after production is delivered. Accordingly, Falcon accrues revenue and expenses for months in which actual production statements have not been received based upon an average of prior months for which statements have been received. These accruals may not capture production from new wells turned in line during a period for which the Company has not yet received any payment.

●	Falcon’s adjusted net production averaged approximately 6,100 boe/d for the third quarter 2018, which includes a contribution of approximately 600 boe/d to the full quarter from additional wells turned in line for which revenue has not yet been accrued.

●	Net production for the quarter was 78% oil by revenue and 50% oil by volume. Falcon currently has 177 wells in various stages of development on its Eagle Ford minerals position, and 46 wells were turned in line during the third quarter 2018.

●	Falcon’s net realized price for crude oil was $74.43 per barrel (“bbl”) in the third quarter 2018. The Company receives revenue based primarily on Louisiana Light Sweet crude (“LLS”) pricing on production ($71.02/bbl as of November 6th) generated from the Eagle Ford Shale in south Texas. LLS trades at a premium to West Texas Intermediate crude (“WTI”) and averaged approximately $5/bbl over WTI during the third quarter 2018. The Company’s realized price for natural gas during the quarter was $3.03 per thousand cubic feet (“mcf”) and $28.73/bbl for natural gas liquids (“NGL”).

(1)	Please refer to the disclosure on page 6 for the Reconciliation of Net Income to Non-GAAP Measures.

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Third Quarter 2018 Dividend

On October 23, 2018, the Board of Directors of the Company approved Falcon’s initial dividend of $0.095 per Class A share for the partial quarter ended September 30, 2018. This amount represents an annualized dividend of $0.90 per Class A share. The dividend for the partial third quarter 2018 will be payable on November 15, 2018 to all Class A shareholders of record on November 8, 2018. The Company’s dividend is based on the portion of the current quarter of which Falcon owned the acquired assets (August 23rd through September 30th).

Capitalization and Liquidity

As of September 30, 2018, the Company had $38 million of borrowings on its $115 million revolving credit facility, and $12.9 million of cash. Falcon’s debt-to-annualized EBITDA ratio was approximately 0.4x for the full third quarter 2018.

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Conference Call Details

Falcon management invites investors and interested parties to listen to the conference call to discuss third quarter 2018 results on at 9AM on Friday, November 9th. Participants for the conference call should dial (877) 876-9177 (International: (785) 424-1672) and use the confirmation code FLMNQ318. The Falcon earnings call is also accessible via webcast on the Company’s website at www.falconminerals.com in the Investor Relations section. A replay of the call will be available starting at 12:00 pm ET on November 9th. To access the replay, investors and interested parties can call 800-839-9324 (International: (404) 220-6086).

About Falcon Minerals

Falcon Minerals Corporation (NASDAQ: FLMN, FLMNW) is a C-Corporation formed to own and acquire high growth oil-weighted minerals rights. Falcon Minerals owns mineral, royalty, and over-riding royalty interests covering 251,000 gross unit acres in the Eagle Ford Shale and Austin Chalk in Karnes, DeWitt and Gonzales Counties in Texas. The Company also owns additional assets of approximately 20,000 gross unit acres in Pennsylvania, Ohio and West Virginia prospective for the Marcellus Shale. For more information, visit our website at www.falconminerals.com.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements that involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements. Falcon cautions readers that any forward-looking information is not a guarantee of future performance. Such forward-looking statements include, but are not limited to, statements about future financial and operating results, resource and production potential, Falcon’s plans, objectives, expectations and intentions and other statements that are not historical facts. Risks, assumptions and uncertainties that could cause actual results to materially differ from the forward-looking statements include, but are not limited to, those associated with general economic and business conditions; Falcon’s ability to realize the anticipated benefits of its acquisitions; changes in commodity prices; uncertainties about estimates of reserves and resource potential; inability to obtain capital needed for operations; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production in Falcon’s regions; tax consequences of business transactions; and other risks, assumptions and uncertainties detailed from time to time in Falcon’s reports filed with the U.S. Securities and Exchange Commission, including under the heading “Risk Factors” in Falcon’s definitive proxy statement filed with the SEC on August 3, 2018, as well as Falcon’s most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date hereof, and Falcon assumes no obligation to update such statements, except as may be required by applicable law.

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FALCON MINERALS CORPORATION (formerly known as Osprey Energy Acquisition Corp.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Revenues:
Oil and gas sales	$23,825	$19,218	$72,354	$70,117
Gain (loss) on hedging activities	458	(164)	(1,456)	1,792
Total revenues	24,283	19,054	70,898	71,909

Expenses:
Production and ad valorem taxes	1,326	1,144	3,854	4,032
Marketing and transportation	493	1,367	1,487	5,126
Amortization of royalty interests in oil & gas properties	4,494	7,829	13,179	27,608
General, administrative and other	1,132	1,160	7,013	4,182
Total expenses	7,445	11,500	25,533	40,948

Operating income	16,838	7,554	45,365	30,961

Other income (expense):
Gain on the sale of assets	-	-	41,382	-
Other income	38	-	39	-
Interest expense	(557)	(710)	(1,600)	(2,028)
Total other income (expense)	(519)	(710)	39,821	(2,028)

Income before income taxes	16,319	6,844	85,186	28,933

Provision for income taxes	810	-	810	-

Income from continuing operations	15,509	6,844	84,376	28,933

Income from discontinued operations	91	688	2,139	1,683

Net income	15,600	7,532	86,515	30,616

Net income attributable to non-controlling interests	(2,933)	(29)	(3,028)	(90)

Net income attributable to shareholders/unitholders	$12,667	$7,503	$83,487	$30,526

Earnings per common share:
Common shares (basic)	$0.06		$0.06
Common shares (diluted)	$0.03		$0.03

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Calculation of cash available for dividends for the period from August 23rd to September 30th, 2018(1) (in thousands):

Three Months Ended September 30, 2018(1)
Adjusted EBITDA attributable to the partial period	$9,043

Cash interest expense	(146)

Net cash available for distribution	8,897

Cash to be distributed to non-controlling interests	$4,101
Cash to be distributed to Falcon Minerals Corp.	$4,701

Dividends to be paid to Class A shareholders	$4,356

(1)	All amounts in this reconciliation to dividends paid to Class A shareholders are presented for the period from August 23, 2018 through September 30, 2018, representing the period during the third quarter 2018 which Falcon owned the acquired royalty assets.

The table below presents a reconciliation of Adjusted EBITDA, a non-GAAP measure, from Net Income, our most directly comparable GAAP financial measure:

Three Months Ended September 30, 2018(2)
Net income	$15,600
Income from discontinued operations	(91)
Interest expense, net	519
Depletion	4,494
Income taxes	810
Adjusted EBITDA	$21,332

(2)	Income and expense amounts are shown for the full third quarter 2018.

Non-GAAP Financial Measures

Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We believe Adjusted EBITDA is useful because it allows us to evaluate our performance and compare the results of our operations period to period without regard to our financing methods or capital structure. In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay dividends to our common shareholders.

We define Adjusted EBITDA as net income plus interest expense, net, depletion expense and provision for (benefit from) income taxes less income from discontinued operations. Adjusted EBITDA is not a measure of net income as determined by GAAP. We exclude the items listed above from net income in calculating Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.

Adjusted EBITDA should not be considered an alternative to, or more meaningful than, net income, royalty income, cash flow from operating activities or any other measure of financial performance presented in accordance with GAAP. Our computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.

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FALCON MINERALS CORPORATION (formerly known as Osprey Energy Acquisition Corp.)

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018(1)	2017(1)	2018(1)	2017(1)

Production Data:
Oil (bbls)	258,665	358,359	934,353	1,221,447
Natural gas (bbls)	187,640	193,662	513,577	587,245
Natural gas liquids (bbls)	68,134	126,926	210,163	396,577
Combined volumes (boe)	514,439	678,947	1,658,093	2,205,269
Average daily combined volume (boe/d)	5,592	7,380	6,074	8,078

Average sales prices:
Oil (bbls)	$74.43	$46.75	$68.11	$47.95
Natural gas (mcf)	$3.03	$2.54	$2.92	$2.86
Natural gas liquids (bbls)	$28.73	$18.70	$24.54	$19.03
Combined per boe	$47.86	$32.52	$46.92	$34.55

Average costs ($/boe):
Production and ad valorem taxes	$2.58	$1.68	$2.32	$1.83
Gathering and transportation expense	$0.96	$2.01	$0.90	$2.32
General and administrative	$2.20	$1.71	$4.23	$1.90
Interest expense, net	$1.08	$1.05	$0.97	$0.92
Depletion	$8.74	$11.53	$7.95	$12.52

(1)	Production data shown contains some production that was not acquired by Falcon, including a portion of this non-acquired production which was sold in January 2018.

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